                                                                    Exhibit 8.1


                 [Letterhead of Bracewell & Patterson, L.L.P.]


                               December 22, 1997



Sonat Inc.
1900 Fifth Avenue North
Birmingham, Alabama  35203

Ladies and Gentlemen:

We have acted as tax counsel to Sonat Inc., a Delaware corporation ("Sonat"), in connection with the proposed merger (the "Merger") of Sonat Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sonat ("Newco"), with and into Zilkha Energy Company, a Delaware corporation ("Zilkha"), upon the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 22, 1997 between Sonat and Zilkha.

In so acting, we have examined the Merger Agreement, the Proxy
Statement/Prospectus constituting part of Amendment No. 1 to Sonat's Registration Statement on Form S-4 (Registration No. 333-41851) (the "Registration Statement") and the exhibits to each such document, and certain statements and representations contained in certificates to be signed by the stockholders of Zilkha and by certain officers of Sonat, Newco and Zilkha upon consummation of the Merger.

Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus forming a part of the Registration Statement under the caption "Certain U.S. Federal Income Tax Consequences of the Merger," as it relates to the federal income tax consequences of the Merger is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Certain U.S. Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement as having passed upon certain tax aspects of the Merger on behalf of Sonat. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sonat Inc.
December 22, 1997
Page 2


We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.


                                               Very truly yours,


                                               /s/ Bracewell & Patterson, L.L.P.